EXHIBIT 11

COMPUTATION OF EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share:


                                                               For the Three Months                  For the Nine Months
                                                                Ended September 30,                   Ended September 30,
                                                              1998              1997                1998               1997
                                                              ----              ----                ----               ----
   Numerator:
        Net income                                       $ 3,760,000         $3,485,000         $10,172,000        $ 9,489,000
                                                        ================== =================== ================== =================
   Denominator:
        Denominator for basic earnings per share--
            weighted average shares outstanding            6,699,977          6,071,327           6,626,780          6,069,669

        Effect of dilutive securities:
             Employee stock options                           76,268             18,661              57,683             16,691
             Contingent stock - acquisition                    2,646              -                   2,224              -
                                                        ------------------ ------------------- ------------------ -----------------
        Dilutive potential common shares                      78,914             18,661              59,907             16,691
                                                        ------------------ ------------------- ------------------ -----------------
        Denominator for diluted earnings per share--
              Adjusted weighted-average shares and
              assumed conversions                          6,778,891          6,089,988           6,686,687          6,086,360
                                                        ================== =================== ================== =================

   Basic earnings per share                                $    0.56          $    0.57         $      1.53        $      1.56
                                                        ================== =================== ================== =================

   Diluted earnings per share                              $    0.56          $    0.57         $      1.52        $      1.56
                                                        ================== =================== ================== =================
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